Exhibit 20

World Omni Auto Receivables Trust 2005-B

Monthly Servicer Certificate

September 30, 2005

Aggregate Note Amount
Aggregate Note Amount
Original	963,947,000.00
Principal distributable amount	45,309,824.44
Note Balance @ 9/30/05	918,637,175.56

Class A-1 Note Amount
Note Amount
Original	185,000,000.00
Principal distributable amount	45,309,824.44
Note Balance @ 9/30/05	139,690,175.56

Class A-2 Note Amount
Note Amount
Original	265,000,000.00
Principal distributable amount	—
Note Balance @ 9/30/05	265,000,000.00

Class A-3 Note Amount
Note Amount
Original	193,000,000.00
Principal distributable amount	—
Note Balance @ 9/30/05	193,000,000.00

Class A-4 Note Amount
Note Amount
Original	282,000,000.00
Principal distributable amount	—
Note Balance @ 9/30/05	282,000,000.00

Class B Note Amount
Note Amount
Original	38,947,000.00
Principal distributable amount	—
Note Balance @ 9/30/05	38,947,000.00

Total
Distributable Amounts

Interest Distributable Amount	6,063,856.03
Principal Distributable Amount	45,309,824.44

Total	51,373,680.47

Class A-1
Distributable Amounts

Interest Distributable Amount	1,103,483.89
Principal Distributable Amount	45,309,824.44

Total	46,413,308.33

Class A-2
Distributable Amounts

Interest Distributable Amount	1,740,902.78
Principal Distributable Amount	0.00

Total	1,740,902.78

Class A-3
Distributable Amounts

Interest Distributable Amount	1,297,388.89
Principal Distributable Amount	0.00

Total	1,297,388.89

Class A-4
Distributable Amounts

One-Month Libor	3.72683%
Coupon Rate	3.74683%
Interest Distributable Amount	1,643,609.42
Principal Distributable Amount	0.00

Total	1,643,609.42

Class B
Distributable Amounts

Interest Distributable Amount	278,471.05
Principal Distributable Amount	0.00

Total	278,471.05

Interest Rate Swap Payment/(Receipt)	298,988.00
Interest Rate Swap Termination Payment	0.00

	Class A-1	Class A-2
Note Factors
9/30/2005	75.5082030%	100.0000000%

	Class A-3	Class A-4
Note Factors
9/30/2005	100.0000000%	100.0000000%

		Class B
Note Factors
9/30/2005		100.0000000%

	$	#
Pool Data

Original Pool Balance (includes amount on deposit in Pre-Funding Account)	973,683,838.38	44,510
Pre-Funding Contracts added 9/29/05	223,676,474.85	11,957
Pool Balance at 9/29/05	973,683,838.38	56,467
Principal Payments	42,920,645.80	1,395
Defaulted Receivables	0.00	0
Pool Balance at 9/30/05	930,763,192.58	55,072
Overcollateralization Target Amount	18,615,263.85
Recoveries	—

Weighted Average APR	7.72%
Weighted Average Remaining Term	58.02

Aggregate Net Losses	—
Average Net Loss Ratio	0.00%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ Second Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances

Balance as of 8/25/05	0.00	11,210,429.78
Transfer from Pre-Funding 9/29/05		559,190.45
Investment Earnings		40,226.76
Balance as of 9/30/05	53,306.55	11,809,846.99
Change	53,306.55	599,417.21
Reserve Fund Requirement		11,381,248.94
Reserve Fund Supplemental Requirement/(Excess)		(388,371.29)

		Pre-Funding
Balance as of 8/25/05		223,676,178.75
Investment Earnings		751,594.55
Balance as of 9/30/05		0.00
Change		(224,427,773.30)

	Maximum Carry	Negative Carry

Balance as of 8/25/05	2,515,435.12	2,515,435.12
Investment Earnings	9,000.95	9,000.95
Balance as of 9/30/05	—	—
Change	(2,524,436.07)	(2,524,436.07)
Excess to be Distributed	2,524,436.07

Total
Distribution per $1,000

Distribution Amount	53.2951298

Interest Distribution Amount	6.2906529
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	47.0044768

Class A-1
Distribution per $1,000

Distribution Amount	250.8827477

Interest Distribution Amount	5.9647778
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	244.9179700

Class A-2
Distribution per $1,000

Distribution Amount	6.5694444

Interest Distribution Amount	6.5694444
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Class A-3
Distribution per $1,000

Distribution Amount	6.7222222

Interest Distribution Amount	6.7222222
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Class A-4
Distribution per $1,000

Distribution Amount	5.8284022

Interest Distribution Amount	5.8284022
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Class B
Distribution per $1,000

Distribution Amount	7.1500000

Interest Distribution Amount	7.1500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Total
Servicing Fee

Amount of Servicing Fee Paid	895,842.48

Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	337	4,059,992.92
Past Due 61-90 days	36	552,168.92
Past Due 91 + days	0	0.00

Total	373	4,612,161.84